SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): February 27, 2004

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5. Other Events

Alpharma Inc. (the "Company") wishes to disclose the following risk factors relating to the Company and its business:

Risk Factors

The Company's reports filed from time to time pursuant to the Securities Exchange Act of 1934 include certain forward-looking statements. Like any company subject to a competitive and changing business environment, the Company cannot guarantee the results predicted in any of the Company's forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

The Company depends on the development, manufacture and marketing of new products for its future success.

The Company's future success is largely dependent upon its ability to develop, manufacture and market commercially successful new products, including generic versions of human pharmaceutical products that are no longer subject to patent protection. Generally, the successful commercial marketing of the Company's products depends on completing the following steps in a time frame to allow the Company to be among the first to market a particular product or the generic version of a product:

    developing and testing the product;

    proving that the product is safe and effective or, if a generic pharmaceutical, that there is no significant difference in the rate and extent to which the active pharmaceutical ingredient, known as an API, in the generic product becomes available at the site of drug action as compared to the brand name version; and

    filing for and receiving regulatory approvals to manufacture and sell the product in a timely manner.

Delays in the development, manufacture or marketing of new products will impact the Company's expenses and revenues. The Company cannot be sure that any product presently going through the process set forth above, or which may be chosen by the Company to enter this process in the future, will result in the timely and profitable commercial launch of a new product.

Research and development expenditures will negatively impact the Company's earnings in the short term.

The Company expects to significantly increase its expenditures on research and development efforts. As a result, these research and development expenditures may have an adverse impact on the Company's earnings in the short term. Further, the Company cannot be sure that its research and development expenditures will, in the long term, result in the commercialization of products which prove to be economically successful.

The timing of receipt of governmental approvals, with respect to "paragraph IV certifications", can significantly affect the Company's future revenues and income.

The time at which the Company files for regulatory approvals is particularly significant with respect to U.S. human pharmaceuticals when the Company is using procedures, known as "paragraph IV certification", to seek marketing approvals prior to the latest date as to which a third party may claim patent protection. Gabapentin is the Company's most important presently outstanding paragraph IV filing. In the case of paragraph IV certifications, the first entity to file an application with the FDA will be eligible for 180 days of market exclusivity. However, the use of this strategy may involve lengthy litigation, frequently against substantially larger and better financed pharmaceutical companies and, even if successful, may not always result in an actual award of market exclusivity. It is unlikely that the Company will be the first to file for all, or even a significant percentage, of its paragraph IV certifications and even less likely that any particular paragraph IV certification will actually result in the award of market exclusivity. In addition, the cost of paragraph IV litigation has been approximately $5 million per year, and based upon the present paragraph IV filing rate, could increase in any one or more years in the future.

The Company has been and will continue to be affected by price competition and the extension of patent exclusivity.

The Company's generic pharmaceuticals business has historically been subject to intense competition, particularly on the basis of price. As patents and other bases for market exclusivity of branded pharmaceuticals expire, prices typically decline as generic competitors, such as the Company, enter the marketplace. Normally, there is a further unit price decline as the number of generic competitors increases. The timing of these price decreases is unpredictable and can result in a significantly curtailed period of profitability for a generic product. In addition, brand name and patented pharmaceuticals manufacturers frequently take actions to prevent or discourage the use of generic equivalents. These actions may include:

  filing new patents on drugs whose original patent protection is about to expire;
  developing patented controlled-release products or other product improvements; and
  increasing marketing initiatives and filing of additional litigation.

The Company is experiencing price competition from products manufactured in countries (such as China and India) which may have a lower cost basis than products manufactured by the Company. Such competition is expected to increase in future years.

The Company's ability to raise, or in certain instances maintain, prices in its international pharmaceutical business has been and may continue to be severely limited due to a number of factors, including parallel imports and price regulation.

In Europe, and to a more limited degree in other international markets, the Company is encountering price pressure from imports of identical products from lower priced markets under EU laws of free movement of goods, which are known as parallel imports. Parallel imports could lead to lower revenue and operating income for the Company. The Company's international pharmaceuticals business is also affected by general governmental initiatives to reduce drug prices, including price controls or other restrictions on the Company's industry. Parallel imports, governmental cost containment and other regulatory efforts could cause lower prices in certain markets, including the United Kingdom, Germany and the Nordic countries, where the Company has significant sales.

New entrants from lower cost countries are also negatively affecting product prices for the Company's products in Europe. (See Price Competition risk factor above.)

The United Kingdom Department of Health is currently reviewing proposed legislative changes to the United Kingdom generic pharmaceuticals market, and, as part of this review, introduced in August 2000 interim maximum pricing legislation for the sale of generic pharmaceuticals in the United Kingdom. The Company has experienced, and expects to continue to experience, a downward trend in prices for the Company's human generic pharmaceutical products in the United Kingdom resulting, at present, from competitive pressures with the potential for further price decreases as a result of future regulatory actions. The Company is unable to predict the long-term impact these circumstances will have on the Company's United Kingdom operations and the pricing and sales of generic pharmaceuticals in the United Kingdom. In Germany, new legislation has required price reductions in January 2004 for a large number of human generic pharmaceutical products, including a number of the Company's products. New German legislation also permits pharmacist substitution of generics for certain branded drugs; however, there are several exceptions to this law which the Company believes will make it less than fully effective in requiring such substitution on a broad basis. Overall, the Company expects German legislation to result in lower prices for human generic pharmaceutical products that are expected to result in decreased profitability for all industry participants, including the Company. The Company is unable to predict the impact these circumstances will have on the Company's German operations and the pricing and sales of generic pharmaceuticals in Germany. Similar substitution legislation is being considered in Sweden, a country in which the Company has significant sales.

The Company does not know the ultimate impact of the infringement claims brought by Pfizer relating to gabapentin and does not know with any certainty if it will have to write-off inventory relating to gabapentin.

The Company has filed a paragraph IV certification challenging the patents protecting Pfizer's Neurontin (gabapentin) tablets and capsules, a drug used to treat epilepsy. While not assured, this filing could provide the Company with generic market exclusivity for a period of up to six months. Given the size of the gabapentin market (over $2.0 billion in 2002) and the market price and share normally anticipated during a period of generic exclusivity, the Company's profit potential (which it is initially obligated to share equally with its supplier of the drug's active ingredient for a limited period) could be significant if the Company obtains market exclusivity. Torpharm, a competitor that has filed an ANDA for gabapentin capsules, recently filed a lawsuit against the FDA seeking final approval for this ANDA. Both the trial and appellate courts have entered orders effectively sustaining the Company's right to exclusivity after considering the allegations of Torpharm. However, the Company can give no assurance that it will ultimately benefit from an exclusivity period.

Pfizer has filed several lawsuits challenging the Company's position that it can introduce the product prior to the expiration of the last to expire of the Pfizer patents. The Waxman-Hatch Act 30 month automatic bar against the Company's launch has expired and the Company is at present legally entitled to commence the sale of the product prior to a final decision in the Pfizer litigation. It is possible, however, that additional patents on gabapentin may be issued to Pfizer, possibly triggering additional delay on the start of the exclusivity period for up to 30 months. The Company could also decide to wait to commence sales until the receipt of a court decision or any appeal. A launch at any time before a final decision on Pfizer's claims would leave the Company exposed to potential material infringement damages if Pfizer were to ultimately prevail in the litigation. In addition, in order to be prepared to take advantage of any applicable six month period of exclusivity, the Company would be required to produce significant amounts of inventory prior to any planned product launch and, perhaps, prior to knowing whether the Company has been finally awarded exclusivity or the receipt of a final court ruling in the Pfizer litigation. In the event that Pfizer prevails in the litigation, the Company is not awarded exclusivity or the outcome of either of these events results in a significant launch delay, this inventory may no longer be commercially saleable, which would result in a write-off and a charge against the Company's income in the relevant period. Based upon the Company's present inventory of gapapentin and API for use in the manufacture of gabapentin, the maximum write-off could be $46 million.

The increased importance of sales to major wholesalers could continue to affect the Company's ability to charge higher prices for its products.

Generic pharmaceuticals market conditions, particularly in the U.S., have been affected in recent years by a fundamental shift in industry distribution, purchasing and stocking patterns resulting from the increased importance of sales to major wholesalers and a concurrent reduction in sales to private label generic distributors. Wholesaler programs generally require lower prices on products sold, lower inventory levels kept at the wholesaler and fewer manufacturers selected to provide products to the wholesaler's own marketing programs.

The Company is subject to government regulations and actions that increase the Company's costs and could prevent it from marketing and selling some of its products in certain countries..

The research, development, manufacturing and marketing of the Company's Human Pharmaceuticals and Animal Health products are subject to extensive government regulation. Government regulation includes inspection of and controls over testing, manufacturing, safety, efficacy, labeling, record keeping, pricing, sale and distribution of pharmaceutical products. While the Company does not keep records that segregate the cost of compliance with these government regulations, in the aggregate such regulations substantially increase the cost of manufacturing, developing and selling the Company's products.

The U.S. and other governments regularly review manufacturing operations. These reviews can result in regulatory concerns requiring a response by the Company. Failure to adequately address these concerns could have a material adverse effect on the Company, including product approval delays, reduced production and production interruptions, among other things. The significance of the effect of any such failures depends on the severity of the remedy chosen by the government agency. Non-compliance with applicable requirements can result in fines, recall or seizure of products, suspension of production or distribution and debarment of individuals from providing services to drug companies in any capacity or debarment of the Company from obtaining new drug approvals, resulting in current charges to income and the potential for future loss of income and increased operating expenses. In recent years, besides stepped up enforcement of cGMP requirements, the federal government has utilized equitable disgorgement as a means of enforcing compliance with the FDA's cGMP regulations. There can be no assurance that the FDA would not seek to impose similar sanctions on the Company and any such sanction could have a significant effect on the Company's business and operations. (See the immediately following risk factor, which deals with corrective action plans involving cGMPs at the Company's Baltimore and Elizabeth facilities.)

In addition, continuing studies of the proper utilization, safety and efficacy of pharmaceuticals and other health care products are continually being conducted by the industry, government agencies (including studies required to be performed from time to time by the pharmaceutical company marketing a particular drug) and others. These studies, which increasingly employ more sophisticated methods and techniques, can question the utilization safety and efficacy of previously marketed products and in some cases have resulted, and may in the future result, in the discontinuance of their marketing and, in certain countries, give rise to claims for damages from person who believe they have been injured as a result of their use. The German government is requiring the Company to provide updated safety and efficacy data on the Company's Pentalong product on or before November of 2004. If the Company cannot provide data satisfactory to the government, Pentalong's sales authority could be withdrawn. Pentalong 2003 sales were approximately $26.7 million with intangible assets totaling $18.0 million relating directly to Pentalong. In the event that sales authority for Pentalong is withdrawn, the Company's operating income would be significantly impacted due to the profitability of this product and the Company would have to consider the impairment of the carrying value of the Pentalong intangible asset.

The Company has submitted comprehensive corrective action plans to the FDA in response to observations received at its Baltimore and Elizabeth facilities. Failure to adequately address these observations could have a material adverse effect on the Company's business.

During 2001 and 2002, the Company received substantial notices of inspection observations ("483 Reports") from the FDA at its USHP facility in Baltimore. The 483 Reports listed alleged deviations from standards, primarily cGMPs. The 2001 inspection at Baltimore resulted in an allegation from the FDA that the Company was not in compliance with a 1992 Consent Decree that required general compliance with cGMPs. During 2003, the Company received two 483 Reports from the FDA as a result of an FDA inspection at its USHP facility in Elizabeth.

The 2002 inspection at Baltimore and the initial 2003 inspection at Elizabeth resulted in 483 Reports in response to which the Company submitted comprehensive corrective action plans to the FDA. The Company has commenced implementation of these plans at both facilities. The second 483 Report related to the Elizabeth facility confirmed the necessity to complete the remedial action commenced upon receipt of the initial Report. The corrective action plans included product recalls of certain products produced in Baltimore, which were conducted in 2002, and product recalls of certain products produced in Elizabeth, which were conducted in 2003. The costs of these recalls have already been incurred. The Baltimore corrective action plan also includes a production slow-down, which commenced in 2002 and intensified in 2003. The Company incurred costs of $3.2 million during 2002 and approximately an additional $18 million of outside consultant costs in 2003. These expenditures will continue in 2004 and beyond but the Company expects to spend significantly less on outside consultants in these future years. Addition internal costs (primarily additional quality-related personnel) are being incurred and will continue in future years. It is possible that these remediation activities will necessitate additional expenditures in the future, although such costs cannot reasonably be estimated.

The FDA has not fully responded to the Company as to the adequacy of either of these plans or the recalls and slow-down action contained therein. There can be no assurance that the ongoing implementation of the corrective action plans or the FDA's reaction to the status of these facilities will not require further actions at substantial additional costs, including additional product recalls or corrective actions that further restrict production from their current levels. In addition, future recalls could result in significant costs to the Company, potential disruptions in the supply of the Company's products to its customers and adverse publicity, all of which could harm the Company's ability to market its products. Similarly, a recall of one of the Company's products or a product manufactured by another manufacturer could impair sales of other similar products the Company markets as a result of confusion concerning the scope of the recall.

The FDA compliance status of each of the Baltimore and Elizabeth facilities has had the effect of delaying new product approvals at each of these facilities during 2003. The Company does not expect any new product approvals at its Baltimore facility in 2004. The FDA has issued new product approvals at the Elizabeth facility during the later months of 2003. However, there is a risk that the Company will not continue to receive new product approvals on a timely basis; as the Agency's view of the Elizabeth plant's compliance status can change from time to time based upon, among other factors, findings during on-site inspections by the FDA; including, without limitation the FDA's final view of the results of the second 2003 inspection and 483 Report which is not yet known to the Company

Product approval delays at any one of the Company's facilities will not necessarily have an effect on product approvals at its other facilities. If the time necessary to achieve compliance is extended beyond what has been estimated in the Company's corrective action plans, the delay could be materially adverse to the Company. (See the initial risk factor on the importance of new products.) In addition to requiring remediation and withholding new product approvals, the FDA also has the authority to impose civil fines and to utilize equitable disgorgement in connection with the 483 Reports or the Baltimore consent decree, although the FDA has not taken any such action with respect to the Company. (See the immediately preceding risk factor, which deals with government regulations.) Any such action would affect net income in the year imposed and, if such fines or disgorgement were of sufficient size, could have a material adverse affect on the Company's future operations.

An expansion of the ban of the use of antibiotics used in food-producing animals could result in a decrease in the Company's total sales.

The issue of the potential for increased bacterial resistance to certain antibiotics used in certain food-producing animals is the subject of discussions on a worldwide basis and, in certain instances, has led to government restrictions on the use of antibiotics in these food-producing animals. While most of the government activity in this area has involved products other than those that the Company offers for sale, the European Union and five non-EU countries banned the use of bacitracin zinc, a feed antibiotic and growth promoter manufactured by the Company and others that has been used in livestock feeds for over 40 years, effective July 1, 1999. The Company has not sold this product in these countries since the ban took effect. The EU ban is based upon the "Precautionary Principle", which states that a product may be withdrawn from the market based upon a finding of a potential threat of serious or irreversible damage even if such finding is not supported by scientific certainty. Although the EU action negatively impacted the Company's business, it was not material to the Company's financial position or its results of operations.

The Company cannot predict whether the present bacitracin zinc ban in the EU will be expanded. If either (a) the EU or countries within the EU act to prevent the importation of meat products from countries that allow the use of bacitracin-based products, (b) there is an expansion of the zinc bacitracin ban to additional countries, such as the U.S., where the Company has material sales of bacitracin-based products, (c) a similar ban is instituted relating to other antibiotic feed additives sold by the Company in the U.S. or in one or more other countries where the Company has material sales, or (d) there is an increase in public pressure to discontinue the use of antibiotic feed additives, the resultant loss of sales could be material to the Company's financial condition, cash flows and results of operations. The Company cannot predict whether this EU based antibiotic resistance concern will result in expanded regulations or public pressure adversely affecting other antibiotic-based animal health products manufactured by the Company or other countries in which those products are presently sold.

Discussions of the antibiotic resistance issue have recently become more active in the U.S. Various sources have published reports concerning possible adverse effects of the use of antibiotics in food animals. Some of these reports have asserted that major animal producers, some of whom are the Company's customers or the end-users of its products, are reducing the use of antibiotics. It is uncertain what actions, if any, the FDA may take in connection with drug resistant bacteria in animal health products. However, the FDA has proposed a rating system to be used to compare the risks associated with the use of specific antibiotic products in food producing animals, including those sold by the Company. While the Company does not believe that the presently proposed risk assessment system would be materially adverse to its business, it is subject to change prior to adoption or to later amendment. The sales of the Company's Animal Health segment are principally antibiotic-based products for use in connection with food producing animals; therefore the future loss of major markets, including the U.S., or negative publicity regarding this use of antibiotic based products, could have a negative impact on the Company's sales and income.

Potential adverse effects on human health linked to the raising or consumption of the livestock or fish products using the Company's products could result in a decrease in the Company's sales.

Should the a government find, or the public perceive a risk to human health from consumption of the livestock or fish products which utilize the Company's products (such as "Mad Cow" disease) or as a by-product to the raising of such animals or fish (such as the effect of animal waste products on human health) the sale of such food products may decrease resulting in a decline in the use of the Company's products.

Many of the third parties with whom the Company does business depend on government approvals, and the failure to maintain these approvals could affect the supply of materials to the Company, hinder the Company's ability to license products, or affect the promotion, distribution or sale of the Company's products.

The Company has affiliations, license agreements and other arrangements with third parties that depend on regulatory approvals sought by such third parties. The Company's vendors and third party contract manufacturers are subject to regulatory compliance similar to those described herein with respect to the Company. If any one of these third parties is found to have significant regulatory violations, the Company could be materially negatively impacted if such violations result in an interruption of the supply of API and/or a product which relates to material Company sales. While the Company takes measures where economically feasible and available to secure back-up suppliers, many of the Company's API's come from a sole source supplier. There can be no assurance that such contingency plans will be able to provide adequate and timely product to eliminate any threat of interruption of supply of the Company's products to its customers or that these problems will not otherwise materially impact the Company's business.

An interruption in the supply of the Company's raw materials or products or an adverse event at one of the Company's manufacturing facilities could adversely effect its operations.

The Company currently purchases many of its raw materials, including APIs, and other products from single suppliers and many of its products are manufactured at a single facility. Any interruption in the supply of these materials or an adverse event at the facilities that manufacture and blend the Company's products, could decrease sales of the affected products. In this event, the Company may seek to enter into agreements with third parties to purchase raw materials or products or to lease or purchase new manufacturing facilities. The Company may be unable to find a third party willing or able to provide the necessary products or facilities suitable for manufacturing pharmaceuticals on terms acceptable to the Company. If the Company had to obtain substitute materials or products, the Company would require additional regulatory approvals, as approvals are specific to a single product produced by a specified manufacturer. The use of new facilities similarly would require regulatory approvals. Any significant interruption of supply from the Company's suppliers or adverse event at any of its manufacturing facilities could have a material adverse effect on the Company's operations. Seven raw materials used in Company products, which generate more than $5 million in annual revenues individually and $80 million in the aggregate, including Pentalong, a product sold in Germany, which contributes approximately $26 million in annual revenue, come from sole source suppliers. While the Company relies on single source suppliers for many of its raw materials, it relies on different suppliers for different raw materials.

The Company's foreign operations are subject to additional economic and political risks.

The Company's foreign operations are subject to currency exchange fluctuations and restrictions, political instability in some countries, and uncertainty as to the enforceability of, and government control over, commercial rights. The uncertainty related to the conflict with Iraq and continued terrorist threats could adversely affect the operations of the Company.

The Company sells products in many countries that are susceptible to significant foreign currency fluctuations. The Company's API products are generally sold for U.S. dollars, eliminating the direct exposure to currency fluctuations, but increases credit risk if the local currency devalues significantly and it becomes more difficult for customers to purchase U.S. dollars required to pay the Company.

In all the Company's businesses, it may become more difficult for the Company to respond to competitive challenges because of its size and product mix and the rapidly changing market.

The generic human pharmaceutical and animal pharmaceutical industries are highly competitive and many of the Company's competitors in these areas are affiliated with entities which are substantially larger and have greater financial, technical and marketing resources than the Company possesses.

The increased focus on pharmaceutical prices in Europe may lead to increased competition and price pressures for suppliers of all types of pharmaceuticals, including generics. In addition, in certain countries, because of the Company's size and product mix, the Company may not be able to capitalize on such changes in competition and pricing as fully as the Company's competitors. Additionally, in 2003 there have been new entrants in the generic medicated animal feed additive market; particularly in the United States. The Company's API business may be subject to additional competitive challenges; particularly with respect to those products with respect to which the Company implemented significant price increases during 2003. In 2003; largely as a result of such price increases the Company's API operating income was $46.6 million for the nine months ended September 30, 2003 as compared to approximately $26.9 million for the same period in 2002.

The Company's branded drug business also may face competitive challenges from generic equivalents. The Company has two patents for Kadian that are subject to potential paragraph IV challenges, though there have been no such challenges to date. Upon entry of a generic equivalent in the market, the Company's branded products could lose substantial sales and the price per product unit could materially decline

The Company's Human Pharmaceutical business is affected by the reimbursement policies of third party payors, such as insurers and managed care organizations.

The Company's commercial success with respect to generic products depends, in part, on the availability of adequate reimbursement for the Company's customers from third party health care payors, such as government and private health insurers and managed care organizations. Third party payors are increasingly challenging the pricing of medical products and services and their reimbursement practices may prevent the Company from maintaining the Company's present product price levels. In addition, the market for the Company's products may be limited by third party payors who establish lists of approved products and do not provide reimbursement for products not listed. Medicaid legislation requires all pharmaceutical manufacturers to rebate state governments a percentage of the average manufacturer's selling price on sales of certain prescription drugs reimbursed under the state Medicaid programs. Certain states, such as Michigan and Florida, have adopted measures to contain further the costs incurred for prescription drugs under their Medicaid programs. These measures include placing certain prescription drugs on a restricted list and negotiating additional discounts in the prices paid for prescription drugs. The Company is presently being sued the State of Massachusetts alleging fraud in connection with these state Medicaid programs and has been notified by several additional states that it is the subject of investigations related to the same subject matter.

The Company's policies regarding sales returns, allowances and chargebacks, and marketing programs adopted by wholesalers and other customers, may reduce the Company's revenue in future fiscal periods.

Based on industry practice in the U.S., generic manufacturers such as the Company have liberal return policies and also provides customers certain post-sale inventory allowances, including credits for products in the customers' inventory to match post-sale decreases in the sales price for such products, chargebacks to wholesale customers in connection with sales they make to certain categories of customers such as hospitals or group purchasing organizations. Although the Company establishes reserves based upon its prior experience and certain other information which constitute the Company's best estimate of the impact that these policies will have in subsequent periods, actual results could differ from these estimates.

The Company's liability from accidents, product liability or other claims may exceed the Company's insurance coverage.

The Company seeks to obtain liability and direct damage insurance to protect it from the liability due to accidents, product liability and other claims that arise in the course of doing business. Insurance that the Company seeks to obtain to protect itself against these potential liabilities may be inadequate, unobtainable or prohibitively expensive. The Company is subject to renewal of most of its insurance policies each year and changes are anticipated at each renewal. In recent months, the Company has experienced significant increases in its insurance costs and coverage reductions including coverage exclusions pertaining to certain products that it now manufactures or may manufacture in the future. The Company's inability to obtain and maintain sufficient insurance coverage on reasonable terms could materially adversely affect the Company's business, financial condition and results of operations.

The Company could have difficulties in developing and integrating strategic alliances, co-development opportunities and other relationships.

The Company intends to pursue product-specific licensing, marketing agreements, co-development opportunities and other partnering arrangements in its Human Pharmaceuticals and Animal Health businesses. The Company may also pursue selective acquisitions. The Company cannot be sure that it will be able to locate suitable partners for these transactions. In addition, assuming the Company identifies suitable partners, the process of effectively entering into these arrangements involves risks that the Company's management's attention may be diverted from other business concerns and that the Company may have difficulty integrating the new arrangements into its existing business.

The Company remains highly leveraged. The Company's substantial indebtedness could put the Company at a competitive disadvantage or could adversely affect it's ability to obtain additional financing, if necessary.

As of September 30, 2003, the Company's total debt was $862.6 million and its total consolidated stockholders' equity was $1.065 billion. The Company's stockholders' equity at that date reflected approximately $689.7 million of goodwill and approximately $354.0 million of intangibles. The Company's operating income and EBITDA (as defined in the Credit Agreement between the Company and Bank of America, N.A. and a syndicate of lending institutions (the "2001 Credit Facility")) relative to its level of indebtedness and interest costs could restrict its operations. In this regard, the Company notes that its earnings were not sufficient to cover its fixed charges in 2001 and 2002. A continued inability to generate sufficient earnings to cover these charges could make it more difficult for the Company to make payments as required by its debt agreements, especially if the earnings deficiencies are the result of cash shortfalls.

Among other things, the Company's indebtedness and the restrictive covenants contained in the agreements governing its indebtedness:

  require a substantial portion of the Company's cash flow for the payment of interest on its debt and required loan repayments, which totaled $56.4 million for the nine months ended September 30, 2003;
  limit the Company's ability to use its cash flow, or to obtain additional debt financing, to fund future acquisitions and other general corporate purposes;
  limit the Company flexibility to plan for and react to changes and take advantage of opportunities in its business and industry;
  increase the Company's vulnerability to adverse economic and industry conditions; and
  place the Company at a competitive disadvantage to less leveraged competitors.

In addition, the Company may incur additional debt. The Company's debt agreements permit the Company and its subsidiaries to incur substantial additional debt.

The Company's foreign subsidiaries are expected to generate a significant amount of the cash that the Company needs to service its debt, but their ability to provide the Company with that cash could be restricted.

A substantial portion of the Company's operations is conducted by foreign subsidiaries, which accounted for $506.9 million and $431.5 of the Company's revenues for the year ended December 31, 2002 and the nine months ended September 30, 2003 and which had $890.6 million of our total assets as of September 30, 2003. Therefore, the Company's ability to service debt is dependent to a significant extent upon interest payments, cash dividends and distribution or other transfers from the Company's foreign subsidiaries to the Company. In addition, any payment of interest, dividends, distributions, loans or advances by the Company's foreign subsidiaries to the Company could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which those foreign subsidiaries operate. Moreover, payments to the Company by its foreign subsidiaries will be contingent upon their earnings. Under the Company's senior debt agreements, amounts earned which are not permitted to be distributed by the Company's foreign subsidiaries, whether by contract or otherwise, are not included in the Company's measure of EBITDA used to calculate compliance with the covenants in those instruments.

Servicing the Company's debt requires a significant amount of cash, and the Company's ability to generate sufficient cash depends on many factors, some of which are beyond the Company's control.

The Company's ability to make payments on and to refinance its debt depends on the Company's ability to generate cash flow. The Company is required to make $28.6 million in principal payments and interest payments, estimated at over $60.0 million, in 2003. The Company's ability to make this payment, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond the Company's control. In addition, the Company's ability to borrow funds in the future to make payments on its debt will depend on its satisfaction of the financial covenants in the 2001 Credit Facility and other debt agreements. The Company's business may not generate sufficient cash flow from operations, and future borrowings may not be available to the Company under the 2001 Credit Facility or otherwise, in an amount sufficient to enable the Company to pay its debt or fund other liquidity needs. If the Company is unable to generate sufficient cash, it may need to refinance all or a portion of its debt on or before maturity. The Company may not be able to refinance any of its debt on favorable terms, or at all. Any inability to generate sufficient cash flow or refinance the Company's debt on favorable terms could have a material adverse effect on its financial condition.

The Company's business has been affected by remediation and other issues that could hinder its ability to generate cash.

The Company's financial results have been materially affected by the remediation and other issues that it has faced since 2001. During the year ended December 31, 2002 and the nine months ended September 30, 2003, the Company has incurred costs of $3.2 million and $28.1 million, respectively, in connection with remediation at its Baltimore and Elizabeth facilities. If such costs were to recur or increase, of if the Company's capacity was to be decreased, the Company may not be able to generate sufficient cash flow to service its debt.

Covenant restrictions under the Company's outstanding debt instruments may limit the Company's ability to operate its business.

The Company's outstanding debt instruments contain covenants that restrict the ability of the Company and the guarantors to finance future operations and capital needs and engage in certain other business activities. For example, the 2001 Credit Facility requires the Company to maintain specified financial ratios and satisfy financial condition tests consisting of a maximum total leverage ratio test, a maximum senior leverage ratio test, a minimum fixed charge coverage ratio test, a minimum interest coverage ratio test and a minimum net worth test. The Company is currently in compliance with each of these covenants.

In December 2002, the Company amended the 2001 Credit Facility to permit certain strategic initiatives, including plant closures and asset write-downs, and the prepayment of certain debt under the senior credit facilities without violating the covenants regarding "Consolidated EBITDA," the leverage, interest and fixed charge ratios, minimum net worth, asset sales, and prepayments of debt. The amendment permitted the Company to add back $25 million related to these initiatives to its Consolidated EBITDA (an adjusted EBITDA measure defined in the 2001 Credit Facility) and to reduce its required net worth by the lesser of $75 million or the amount of these initiatives.

In April 2003, the Company amended the 2001 Credit Facility in connection with the issuance of the Company's senior notes. This amendment changed one of the financial covenants to refer to the senior secured leverage ratio instead of the senior leverage ratio, provided that for purposes of calculating the financial covenants the costs incurred in connection with the issuance of the senior notes would be excluded, permitted the issuance of the senior notes, amended the restricted payments covenant to permit interest payments on the senior notes, permitted a change in accounting for liquid and cream inventories in the U.S. from a last-in-first out method to a first-in-first-out method, and permitted the use of up to $2.5 million to repay certain debt securities.

In December 2003, the Company amended the 2001 Credit Facility to permit the Company to take certain of the actions described in the following paragraph without violating the covenants regarding Consolidated EBITDA, the incurrence of debt, changes in the nature of the Company's business, mergers, sales of assets, investments, prepayments of debt, and capital expenditures and to provide additional flexibility in the timing and application of the financial covenants, including the leverage ratios and net worth covenant. The amendment permitted the Company to add back expenses and charges incurred in connection with these initiatives and cash restructuring charges up to $10 million to its Consolidated EBITDA.

Certain financial covenants in the Company's senior credit facilities become increasingly restrictive in December 2003 and during 2004. Continued compliance with these financial covenants depends on the Company's EBITDA, as defined the 2001 Credit Facility, and therefore on the Company's ability to generate increasing amounts of operating income, or on the Company's ability to reduce its outstanding debt. Based upon its current earnings forecast, the Company expects to remain in compliance with its covenants under its senior credit facilities in 2004. The Company is considering a number of options to ensure its continuing compliance with its covenants, including aggressive asset management, which includes working capital reduction programs and controls over capital expenditures, reducing operating costs, selling certain assets and reducing subordinated convertible debt through the issuance of common stock. The Company cannot provide assurance that it will be successful in executing any of these actions or that its lenders will cooperate in amending the 2001 Credit Facility if necessary in the future in the event the Company requests changes to the 2001 Credit Facility in order to remain in compliance with any covenant.

In addition to financial covenants, the 2001 Credit Facility has a number of non-financial provisions including a requirement that A.L. Industrier ASA ("Industrier") maintain control over sufficient shares the of the Company's Class B common stock to permit Industrier to elect a majority of the Company's Board of Directors. The Company has no control over the actions of Industrier in this regard. The 2001 Credit Facility also contains a requirement that the Company deliver unqualified audit reports from its independent accountants.

The 2001 Credit Facility also requires that the Company reduce the outstanding principal amount of (i) its 5.75% Notes to $10.0 million or less by October 1, 2004 and (ii) its 3% Notes to $10.0 million or less by December 1, 2005. In order to satisfy these obligations, the Company may need to issue additional shares of Class A common stock to the holders of the Notes, which would dilute the interests of the Company's current stockholders.

At September 30, 2003, the Company had approximately $428.2 million of debt outstanding under the 2001 Credit Facility, which consisted of approximately $377.2 of term debt and $51.0 million of revolving debt. While the Company is currently in compliance with the covenants in the 2001 Credit Facility, its performance and events beyond the Company's control, including changes in general economic and business conditions, may affect its ability to satisfy the financial covenants in the 2001 Credit Facility. The Company might not meet these covenants, and the lenders might not waive any failure to meet these covenants. A breach of any of these covenants, if not cured or waived, could result in a default under the 2001 Credit Facility and under the other debt agreements. If an event of default under the 2001 Credit Facility occurs, the lenders under these facilities could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. The 2001 Credit Facility is also subject to termination in certain cases

The interests of the Company's controlling stockholder may conflict with interests of the Company.

A.L. Industrier ASA ("Industrier") is the beneficial owner of 11,872,897 shares of the Company's Class B common stock as of December 31, 2002, which represented 100% of the outstanding shares of the Company's Class B common stock as of that date. As of December 31, 2002, Industrier had 54.6% of the voting power of the Company's common stock. Therefore, Industrier has significant influence and control over the Company's business and is presently entitled to elect two-thirds of the members of its board of directors. Einar Sissener, Chairman of the board of directors of the Company, controls a majority of Industrier's outstanding shares and is Chairman of Industrier. In addition, Mr. Sissener beneficially owns 373,667 shares of the Company's Class A common stock.

Industrier has the ability to make decisions affecting the Company's business and capital structure, including, in some instances, the issuance of additional indebtedness. Industrier may pursue future transactions that could enhance its equity investment while involving risks to the interests of the Company. All contractual arrangements between the Company and Industrier are subject to review by, or the ratification of, the Audit and Corporate Governance committee of the Company's board of directors as to the fairness of the terms and conditions of such arrangements to the Company. This committee consists solely of one or more directors who are unaffiliated with Industrier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President

Date: February 27, 2004